Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 OSTEOTECH, INC.

                  (Originally incorporated on February 4, 1986
                      under the name Bone Transplant Inc.)
                        (Pursuant to Sections 242 & 245)

     Osteotech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Osteotech, Inc., by unanimous written consent, duly adopted a resolution, setting forth a proposed amendment and restatement as follows:

     RESOLVED:   That  the  Restated   Certificate  of   Incorporation  of  this
Corporation be amended and restated as follows:

                                   ARTICLE I.

                                      NAME

     The name of the Corporation is OSTEOTECH, INC.

                                  ARTICLE II.

                                     PURPOSE

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III.

                                  CAPITAL STOCK

     Section 3.1 Authorization. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,675,595 shares, consisting of 5,675,595 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     (b) The Preferred Stock may be issued in any number of series, including without limitation the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock (as such terms are defined in Section 3.3) and any series designated by the Board of Directors pursuant to Section 3.2.

     (c) On January 25, 1988, each share of Preferred Stock then issued and outstanding was, without any action on the part of the Corporation or any stockholder, automatically changed


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and reclassified  into one share of Series A Preferred Stock, and upon that date each certificate which theretofore represented one or more shares of such Preferred Stock was automatically deemed to represent the same number of shares of Series A Preferred Stock.

     Section 3.2 Designation of Additional Series of Preferred Stock. The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock in addition to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

     (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purpose and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;



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     (i)  the  conditions  or  restrictions,   if  any,  upon  the  creation  of
indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

     (j)   any   other   powers,   designations,   preferences   and   relative,
participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized, subject to the provision in Section 3.3, from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated pursuant to this Section 3.2.

     Section 3.3 Designation of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. The Corporation shall have authority to issue out of the authorized but unissued shares of Preferred Stock but only to the extent necessary to convert outstanding warrants for Preferred Stock, Series A, Series B, Series C and Series D (i) a series of Preferred Stock to be designated the Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock"),
(ii) a series of Preferred Stock to be designated the Series B Convertible Preferred Stock of the Corporation (the "Series B Preferred Stock"), (iii) a series of Preferred Stock to be designated the Series C Convertible Preferred Stock of the Corporation (the "Series C Preferred Stock") and (iv) a series of Preferred Stock to be designated the Series D Convertible Preferred Stock of the Corporation (the "Series D Preferred Stock"). The number of shares, the powers, the relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be as set forth in this Section 3.3.

     (a) Number. The number of shares of the Series A Preferred Stock ("Series A Shares") shall be 98,027. The number of shares of the Series B Preferred Stock ("Series B Shares") shall be 251,076. The number of the shares of the Series C Preferred Stock ("Series C Shares") shall be 10,180. The number of shares of the Series D Preferred Stock ("Series D Shares") shall be 316,312.

     (b) Dividends. (i) The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends and distributions (whether in cash, property or securities of the Corporation). Any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), must be declared or paid on any outstanding Series A Shares, Series B Shares, Series C Shares and Series D Shares prior to declaring or paying any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation) on any Common Stock. No dividends or distributions shall be paid on shares of Common Stock, unless the dividend or distribution shall be paid on the same terms, at the same rate and in like terms on


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all shares of Common Stock,  Series A Preferred Stock, Series B Preferred Stock,
Series C Preferred Stock and Series D Preferred Stock (calculated as provided in
Section 3.3(b)(ii) hereof). Whenever any dividend may be declared or paid on any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, so that all Series A Shares, all Series B Shares, all Series C Shares and all Series D Shares will participate equally with each other, pro rata per share (calculated as provided in Section 3.3(b)(ii) hereof).

          (ii) In connection with any dividend declared or paid hereunder, each Series A Share, each Series B Share, each Series C Share and each Series D Share shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the third decimal place.

     (c) Rights on Liquidation, Dissolution, Winding-Up.

          (i) In the event of a liquidation, dissolution or winding-up of the affairs of the Corporation, or a Special Event of Redemption (as hereinafter defined) (collectively, "Liquidation"), first, the holders of Series D Shares (until such holders shall be paid all amount payable on or with respect to such shares in full) and second, the holders of Series A Shares, Series B Shares and/or Series C Shares, then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking junior to such shares on Liquidation, an amount per share equal to the Original Purchase Price for such shares (as defined in Section 3.3(f) hereof), which amount shall be increased by an amount equal to any declared but unpaid dividends thereon (it being understood that the Series D Preferred Stock shall rank prior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on Liquidation). If upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay first, the holders of Series D Shares and second, the holders of Series A Shares, Series B Shares and/or Series C Shares, the full amounts to which they respectively shall be entitled, first, the holders of Series D Shares (until such holders shall be paid all amounts payable on or with respect to such shares in full) and second, the holders of Series A Shares, Series B Shares and/or Series C Shares, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (ii) In the event of any Liquidation, after payment shall have been made to the holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares of the full amount to which they shall be entitled as aforesaid, the holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares shall be entitled to share, with the holders of shares of Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders.



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          (iii) In connection  with the  calculation or payment of any amount to be paid in connection with any Liquidation hereunder, each Series A Share, each Series B Share, each Series C Shares and each Series D Share shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the third decimal place.

          (iv) For purposes of this Section 3.3(c), a "Special Event of Redemption" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Corporation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation or the purchase or other acquisition of all or substantially all the assets of any other corporation, partnership, joint venture, trust or other entity, unless, upon consummation of such merger, consolidation or sale of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.

     (d) Voting. (i) In addition to any other rights provided for herein or by law, the holder of any Series A Share, Series B Share, Series C Share or Series D Share shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock; provided, however, that in any such vote each Series A Share, each Series B Share, each Series C Share or each Series D Share shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (including fractional shares) into which each such Series A Share, Series B Share, Series C Share and/or Series D Share is then convertible, rounded to the third decimal place.

     (e) Conversion. (i) Any Series A, Series B, Series C or Series D Stockholder shall have the right, at any time or from time to time, to convert any or all of its Series A, Series B, Series C or Series D Shares into one fully paid and nonassessable share of Common Stock for each Series A, Series B, Series C or Series D Shares so converted.

          (ii) The holder of any Series A Shares, Series B Shares, Series C Shares and/or Series D Shares may exercise the right to convert such shares into Common Stock pursuant to this Section 3.3(e) by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Such conversion shall be deemed to have been affected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Common Stock, as provided in Section 3.3(e)(iii),

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     payable with respect to the shares so  converted  up to and  including  the
     Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of the number of shares convered by a certificate representing shares of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock representing the
     unconverted   portion  of  the  certificate  so   surrendered,   which  new
     certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

          (iii) No fractional shares of Common Stock shall be issued upon conversion of Series A Shares, Series B Shares, Series C Shares or Series D Shares. If more than one Series A Share, Series B Share, Series C Share or Series D Share shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Shares, Series B Shares, Series C Shares or Series D Shares so surrendered, respectively. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any Series A Shares, Series B Shares, Series C Shares and/or Series D Shares the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the fair market value thereof on the Conversion Date, as determined by the Board of Directors in good faith. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

          (iv) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon each conversion of any Series A Shares, Series B Shares, Series C Shares and/or Series D Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series A Shares, Series B Shares, Series C Shares or Series D Shares in respect of which such shares are being issued.

          (v) The Corporation shall reserve, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, the Series B Shares, the Series C Shares and the Series D Shares sufficient shares of Common Stock to provide for the conversion of all outstanding Series A Shares, all outstanding Series B
     Shares, all outstanding Series C Shares and all outstanding Series D Shares, respectively. Upon conversion of all shares of any Series A, Series B, Series C or Series D Shares, that Series A, Series B, Series C or Series D Shares shall be retired and shall not be reissued by the Corporation.


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          (vi) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          (vii) Upon the  occurrence  of an Event of  Conversion  (as defined in
     Section 3.3(f) hereof), each Series A Share, each Series B Share, each Series C Share and each Series D Share then outstanding shall by virtue of and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be deemed automatically converted into one share of fully paid and nonassessable Common Stock. The holder of any Series A Shares, Series B Shares, Series C Shares and Series D Shares converted into shares of Common Stock pursuant to this Section 3.3(e)(vii) shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such Series A Shares, Series B Shares, Series C Shares and/or Series D Shares, respectively up to and including the Conversion Date.

     (f) Definitions. As used in this Article III, the following terms shall have the following meanings:

     "Event of Conversion" shall mean (i) the consummation of an initial public offering and sale of capital stock of the Corporation as part of a firmly underwritten public offering registered under the Securities Act of 1933, as amended.

     "Original Issuance Date" shall mean May 18, 1990.

     "Original Purchase Price" shall mean (i) with respect to the Series A Shares, $1.00 per share, as constituted on the Original Issuance Date, (ii) with respect to the Series B Shares, $1.093 per share, as constituted on the Original Issuance Date, and (iii) with respect to the Series C Shares and the Series D Shares, $1.30 per share, as constituted on the Original Issuance Date.

     Section 3.4 Common Stock. (a) Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative.

     (b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects to each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment; provided, however, that the per share amount, if any, of all dividends for the Common Stock in any fiscal year of the Corporation shall not be greater than the per share amount, if any, of all dividends declared for the Preferred Stock during such fiscal year (assuming for the calculation of the per share amounts for the Preferred Stock the conversion at the time of such calculation of all the
Preferred Stock into Common Stock). Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets


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lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation, as provided herein.

                                  ARTICLE IV.

                                REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company, located in New Castle County.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

     The election of Directors of the Corporation need not be by written ballot, unless the By-Laws of the Corporation shall so provide. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws of the Corporation.

                                  ARTICLE VI.

                                     BY-LAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE VII.

                               PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                 ARTICLE VIII.

                            COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of this Delaware Code order a meeting of the creditors or class of creditors, and/or of the


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stockholders or class of stockholders of this  Corporation,  as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE IX.

                              AMENDMENTS AND REPEAL

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Restated Certificate of Incorporation, and all rights herein conferred are granted subject to this reservation.

                                   ARTICLE X.

                             LIMITATION OF LIABILITY

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that nothing contained in this Article shall eliminate or limit the liability of a director;

     (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     (c) under Section 174 of the General Corporation Law of the State of Delaware; or

     (d) for any transaction from which the director derived improper personal benefit.

     No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, said Board of Directors of Osteotech, Inc. has caused this Certificate to be signed by Desmond H. O'Connell, Jr., its Chairman and Chief Executive Officer, and attested by Michael J. Jeffries, its Secretary, the 24 day of June, 1991.

                                   OSTEOTECH, INC.



                                   By:     /s/ Desmond H. O'Connell, Jr.
                                        ----------------------------------------
                                            Desmond H. O'Connell, Jr.,
                                            Chairman and Chief Executive Officer
Attest:


    /s/ Michael J. Jeffries
--------------------------------
Michael J. Jeffries
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 OSTEOTECH, INC.

     OSTEOTECH, INC., a corporation organized on February 4, 1986 under the name Bone Transplant Inc. and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on March 25, 1999, duly adopted resolutions setting forth certain proposed amendments of the Restated Certificate of Incorporation of the Corporation, declaring such amendments to be in the best interests of the Corporation, and authorizing the officers of the Corporation to submit such amendment to the stockholders of the Corporation for their consideration. The resolution setting forth the proposed amendment is as follows:

               "FURTHER RESOLVED, that the Board of Directors hereby approves the following resolutions, shall submit the following resolutions to the Shareholders to consider at the Annual Meeting and shall recommend that the Shareholders approve such resolutions at the Annual Meeting.

                                    * * * * *

               FURTHER RESOLVED, that the Company's restated certificate of incorporation be amended to increase the number of authorized shares of common stock, par value $.01, of the Company from 20,000,000 to 70,000,000."

     SECOND: That the aforesaid amendment to the Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of Section 222 and of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: That Section 3.1 (a) of the Corporation's Restated Certificate of Incorporation is therefore amended to read in its entirety as follows:

               "Section 3.1: Authorization. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,675,595 shares, consisting of 5,675,595 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 70,000,000 shares of common stock, par value $.01 per share (the "Common Stock")."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Corporation's Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 6th day of August, 1999.

                                              OSTEOTECH, INC.



                                              By:    /s/ Richard W. Bauer
                                                  ----------------------------
                                                       Richard W. Bauer,
                                                       President


Attest:


By:    /s/ Michael J. Jeffries
    -----------------------------
Michael J. Jeffries
Secretary